Exhibit 99.1
For Immediate Release

Contacts:	Roy Lobo	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	+1.650.506.4073	+1.650.506.5158
	investor_us@oracle.com	deborah.hellinger@oracle.com
ORACLE REPORTS Q3 GAAP EPS UP 30% TO 26 CENTS, NON-GAAP EPS UP 23% TO 30 CENTS
Database and Middleware New License Revenues Up 20%, Total GAAP Revenues Up 21%
     REDWOOD SHORES, Calif., March 26, 2008 — Oracle Corporation (NASDAQ: ORCL) today announced fiscal 2008 Q3 GAAP earnings per share were up 30% to $0.26, compared to the same quarter last year. Third quarter total GAAP revenues were up 21% to $5.3 billion, while quarterly GAAP operating income was up 35% to $1.9 billion and GAAP net income was up 30% to $1.3 billion. Total GAAP software revenues were up 21% to $4.2 billion with GAAP new software license revenues up 16% to $1.6 billion. Database and middleware new license revenues were up 20% and applications new license revenues were up 7%. GAAP software license updates and product support revenues were up 25% to $2.6 billion. Service revenues were up 21% to $1.1 billion, compared to the same quarter last year.
     Third quarter non-GAAP earnings per share were up 23% to $0.30, and non-GAAP net income was up 22% to $1.6 billion, compared to the same quarter last year.
     “Oracle delivered another quarter of strong financial results and earnings growth. In Q3, we once again exceeded our non-GAAP EPS growth target of 20%,” said Oracle President and CFO, Safra Catz. “For the first three quarters of this year we have grown our operating cash flow 55%, 3 times faster than at this point in the past five years.”
     “Database and middleware new software license revenues growth accelerated to 20% in the third quarter,” said Oracle President, Charles Phillips. “We continue to grow faster and take market share from IBM.”
     “Software license updates and product support revenues were up 23% on a non-GAAP basis to $2.6 billion. By next quarter we will pass $10 billion for the year,” said

Oracle CEO, Larry Ellison. “Our non-GAAP operating income grew to $2.2 billion with our margins increasing nearly 200 basis points to 41% up from 39% in Q3 of last year. Our operating margins are now substantially higher than our competitors, including Microsoft, reflecting the unique leverage in our business.”
Q3 Earnings Announcement
Oracle will hold a conference call and web broadcast today to discuss these results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). To access the live web broadcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. Please hold down your control key while pressing refresh to ensure that the weblink is visible.
About Oracle
Oracle is the world’s largest enterprise software company. For more information about Oracle, including supplemental financial information, please visit http://www.oracle.com/investor or call Investor Relations at (650) 506-4073.
# # #
Trademarks
Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.
“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions could adversely affect our revenue growth and profitability through reductions in IT budgets and expenditures. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases, or a decline in our renewal rates for software license updates and product support. (3) We cannot assure market acceptance of new products or new versions of existing or acquired products. (4) We have an active acquisition program (including our recently announced proposed acquisition of BEA

Systems, Inc.) and our acquisitions may not be successful, may involve unanticipated costs or other integration issues, or may disrupt our existing operations. (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions, and could require us to reduce prices. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this release is current as of March 26, 2008. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

									% Increase
	Three Months Ended						% Increase		(Decrease)
	February 29,	% of		February 28,	% of		(Decrease)		in Constant
	2008	Revenues		2007	Revenues		in US $		Currency (1)

REVENUES
New software licenses	$ 1,616	30%		$ 1,390	31%		16%		9%
Software license updates and product support	2,624	49%		2,108	48%		25%		18%

Software Revenues	4,240	79%		3,498	79%		21%		15%

Services	1,109	21%		916	21%		21%		14%

Total Revenues	5,349	100%		4,414	100%		21%		15%

OPERATING EXPENSES
Sales and marketing	1,083	20%		967	22%		12%		6%
Software license updates and product support	254	5%		210	5%		22%		16%
Cost of services	989	19%		820	18%		21%		14%
Research and development	682	13%		570	13%		20%		17%
General and administrative	206	4%		175	4%		18%		12%
Amortization of intangible assets	292	5%		222	5%		32%		31%
Acquisition related and other (2)	(40)	(1%	)	53	1%		(176%	)	(178%	)
Restructuring	8	0%		3	0%		134%		125%

Total Operating Expenses	3,474	65%		3,020	68%		15%		10%

OPERATING INCOME	1,875	35%		1,394	32%		35%		24%
Interest expense	(82)	(2%	)	(82)	(2%	)	0%		0%
Non-operating income, net	84	2%		94	2%		(11%	)	(13%	)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,877	35%		1,406	32%		33%		23%

Provision for income taxes	537	10%		373	9%		44%		40%

NET INCOME	$ 1,340	25%		$ 1,033	23%		30%		17%

EARNINGS PER SHARE:
Basic	$ 0.26			$ 0.20
Diluted	$ 0.26			$ 0.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,148			5,159
Diluted	5,235			5,257

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2007, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in the three months ended February 29, 2008 compared with the corresponding prior year period, contributing 6 percentage points of revenue, 5 percentage points of operating expense and 11 percentage points of operating income growth.

(2)	Acquisition related and other expenses for the three months ended February 29, 2008 include a gain on property sale of $57 million. Please see Appendix A for further discussion.

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in millions, except per share data)

							% Increase (Decrease)
	Three Months Ended						in US $
	February 29, 2008		February 29, 2008	February 28, 2007		February 28, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$5,349	$22	$5,371	$4,414	$35	$4,449	21%	21%

TOTAL SOFTWARE REVENUES (2)	$4,240	$22	$4,262	$3,498	$35	$3,533	21%	21%
New software licenses	1,616	—	1,616	1,390	—	1,390	16%	16%
Software license updates and product support (2)	2,624	22	2,646	2,108	35	2,143	25%	23%

TOTAL OPERATING EXPENSES	$3,474	$(322)	$3,152	$3,020	$(326)	$2,694	15%	17%
Stock-based compensation (3)	62	(62)	—	48	(48)	—	30%	*
Amortization of intangible assets (4)	292	(292)	—	222	(222)	—	32%	*
Acquisition related and other	(40)	40	—	53	(53)	—	(176%)	*
Restructuring	8	(8)	—	3	(3)	—	134%	*

OPERATING INCOME	$1,875	$344	$2,219	$1,394	$361	$1,755	35%	26%

OPERATING MARGIN %	35%		41%	32%		39%	11%	5%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$537	$98	$635	$373	$93	$466	44%	36%

NET INCOME	$1,340	$246	$1,586	$1,033	$268	$1,301	30%	22%

DILUTED EARNINGS PER SHARE (6)	$0.26		$0.30	$0.20		$0.25	30%	23%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,235		5,235	5,257	5	5,262	0%	(1%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of February 29, 2008, approximately $9 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2008 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expense categories:

	Three Months Ended			Three Months Ended
	February 29, 2008			February 28, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$12	$(12)	$—	$9	$(9)	$—
Software license updates and product support	1	(1)	—	3	(3)	—
Cost of services	2	(2)	—	3	(3)	—
Research and development	31	(31)	—	21	(21)	—
General and administrative	16	(16)	—	12	(12)	—

Subtotal	62	(62)	—	48	(48)	—

Acquisition related and other	3	(3)	—	—	—	—

Total stock-based compensation	$65	$(65)	$—	$48	$(48)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 29, 2008 is as follows:

Remainder of Fiscal 2008	$317
Fiscal 2009	1,153
Fiscal 2010	1,029
Fiscal 2011	799
Fiscal 2012	660
Fiscal 2013	306
Thereafter	1,142

Total	$5,406

(5)	The income tax provision was calculated reflecting an effective tax rate of 28.6% and 26.5% in the third quarter of fiscal 2008 and 2007, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under Statement 123R.

*	Not meaningful

ORACLE CORPORATION
Q3 FISCAL 2008 YEAR TO DATE FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

						% Increase
	Nine Months Ended				% Increase	(Decrease)
	February 29,	% of	February 28,	% of	(Decrease)	in Constant
	2008	Revenues	2007	Revenues	in US $	Currency (1)

REVENUES
New software licenses	$4,371	29%	$3,401	28%	29%	22%
Software license updates and product support	7,497	49%	6,056	50%	24%	18%

Software Revenues	11,868	78%	9,457	78%	25%	20%

Services	3,323	22%	2,710	22%	23%	16%

Total Revenues	15,191	100%	12,167	100%	25%	19%

OPERATING EXPENSES
Sales and marketing	3,153	21%	2,632	21%	20%	14%
Software license updates and product support	729	5%	613	5%	19%	13%
Cost of services	2,911	19%	2,419	20%	20%	14%
Research and development	2,007	13%	1,596	13%	26%	23%
General and administrative	608	4%	503	4%	21%	16%
Amortization of intangible assets	867	6%	623	5%	39%	39%
Acquisition related and other (2)	28	0%	65	1%	(57%)	(60%)
Restructuring	14	0%	23	0%	(41%)	(44%)

Total Operating Expenses	10,317	68%	8,474	69%	22%	17%

OPERATING INCOME	4,874	32%	3,693	31%	32%	24%
Interest expense	(265)	(2%)	(248)	(2%)	7%	7%
Non-operating income, net	284	2%	277	2%	2%	0%

INCOME BEFORE PROVISION FOR INCOME TAXES	4,893	32%	3,722	31%	31%	23%

Provision for income taxes	1,409	9%	1,052	9%	34%	31%

NET INCOME	$3,484	23%	$2,670	22%	30%	20%

EARNINGS PER SHARE:
Basic	$0.68		$0.51
Diluted	$0.67		$0.51
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,128		5,186
Diluted	5,228		5,284

(1)	We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect on May 31, 2007, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. The United States dollar weakened relative to major international currencies in the nine months ended February 29, 2008 compared with the corresponding prior year period, contributing 6 percentage points of revenue, 5 percentage points of operating expense and 8 percentage points of operating income growth.

(2)	Acquisition related and other expenses for the nine months ended February 29, 2008 include a gain on property sale of $57 million. Acquisition related and other expenses for the nine months ended February 28, 2007 include a benefit of $52 million related to the settlement of a pre-acquisition lawsuit against PeopleSoft, Inc. Please see Appendix A for further discussion.

ORACLE CORPORATION
Q3 FISCAL 2008 YEAR TO DATE FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in millions, except per share data)

							% Increase (Decrease)
	Nine Months Ended						in US $
	February 29, 2008		February 29, 2008	February 28, 2007		February 28, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Non-GAAP

TOTAL REVENUES (2)	$ 15,191	$ 138	$ 15,329	$ 12,167	$ 158	$ 12,325	25%	24%

TOTAL SOFTWARE REVENUES (2)	$ 11,868	$ 138	$ 12,006	$ 9,457	$ 158	$ 9,615	25%	25%
New software licenses	4,371	—	4,371	3,401	—	3,401	29%	29%
Software license updates and product support (2)	7,497	138	7,635	6,056	158	6,214	24%	23%

TOTAL OPERATING EXPENSES	$ 10,317	$ (1,103)	$ 9,214	$ 8,474	$ (856)	$ 7,618	22%	21%
Stock-based compensation (3)	194	(194)	—	145	(145)	—	34%	*
Amortization of intangible assets (4)	867	(867)	—	623	(623)	—	39%	*
Acquisition related and other	28	(28)	—	65	(65)	—	(57%)	*
Restructuring	14	(14)	—	23	(23)	—	(41%)	*

OPERATING INCOME	$ 4,874	$ 1,241	$ 6,115	$ 3,693	$ 1,014	$ 4,707	32%	30%

OPERATING MARGIN %	32%		40%	31%		38%	6%	4%

INCOME TAX EFFECTS ON ABOVE ADJUSTMENTS (5)	$ 1,409	$ 357	$ 1,766	$ 1,052	$ 287	$ 1,339	34%	32%

NET INCOME	$ 3,484	$ 884	$ 4,368	$ 2,670	$ 727	$ 3,397	30%	29%

DILUTED EARNINGS PER SHARE (6)	$ 0.67		$ 0.84	$ 0.51		$ 0.64	32%	30%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (6)	5,228	1	5,229	5,284	9	5,293	(1%)	(1%)

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)	As of February 29, 2008, approximately $9 million in estimated revenues related to assumed support contracts will not be recognized in fiscal 2008 due to business combination accounting rules.

(3)	Stock-based compensation is included in the following GAAP operating expenses:

	Nine Months Ended			Nine Months Ended
	February 29, 2008			February 28, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Sales and marketing	$38	$(38)	$—	$27	$(27)	$—
Software license updates and product support	8	(8)	—	8	(8)	—
Cost of services	9	(9)	—	11	(11)	—
Research and development	84	(84)	—	63	(63)	—
General and administrative	55	(55)	—	36	(36)	—

Subtotal	194	(194)	—	145	(145)	—

Acquisition related and other	39	(39)	—	1	(1)	—

Total stock-based compensation	$233	$(233)	$—	$146	$(146)	$—

(4)	Estimated future amortization expense related to intangible assets as of February 29, 2008 is as follows:

Remainder of Fiscal 2008	$317
Fiscal 2009	1,153
Fiscal 2010	1,029
Fiscal 2011	799
Fiscal 2012	660
Fiscal 2013	306
Thereafter	1,142

Total	$5,406

(5)	The income tax provision was calculated reflecting a tax rate of 28.8% and 28.3% in the first nine months of fiscal 2008 and 2007, respectively.

(6)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under Statement 123R.

*	Not meaningful

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in millions)

	February 29,	May 31,
	2008	2007

ASSETS

Current Assets:
Cash and cash equivalents	$8,409	$6,218
Marketable securities	2,097	802
Trade receivables, net	3,235	4,074
Deferred tax assets	964	968
Other current assets	1,026	821

Total Current Assets	15,731	12,883

Non-Current Assets:
Property, net	1,570	1,603
Intangible assets, net	5,406	5,964
Goodwill	13,677	13,479
Deferred tax assets	257	48
Other assets	675	595

Total Non-Current Assets	21,585	21,689

TOTAL ASSETS	$37,316	$34,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Commercial paper and other short-term borrowings	$1	$1,358
Accounts payable	383	315
Income taxes payable	—	1,237
Accrued compensation and related benefits	1,292	1,349
Accrued restructuring	168	201
Deferred revenues	3,683	3,492
Other current liabilities	1,303	1,435

Total Current Liabilities	6,830	9,387

Non-Current Liabilities:
Notes payable, non-current	6,237	6,235
Income taxes payable	1,522	—
Deferred tax liabilities	742	1,121
Accrued restructuring	229	258
Deferred revenues	257	93
Minority interests	341	316
Other long-term liabilities	343	243

Total Non-Current Liabilities	9,671	8,266

Stockholders’ Equity	20,815	16,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,316	$34,572

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in millions)

	Nine Months Ended
	February 29, 2008	February 28, 2007

Cash Flows From Operating Activities:
Net income	$3,484	$2,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	202	184
Amortization of intangible assets	867	623
Deferred income taxes	(130)	(20)
Minority interests in income	45	52
Stock-based compensation	233	146
Tax benefit on the exercise of stock options	492	259
Excess tax benefits from stock-based compensation	(403)	(204)
In-process research and development	7	95
Other gains, net	(64)	(20)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	980	501
Decrease (increase) in prepaid expenses and other assets	61	(33)
Decrease in accounts payable and other liabilities	(482)	(817)
Decrease in income taxes payable	(273)	(110)
Increase (decrease) in deferred revenues	88	(21)

Net cash provided by operating activities	5,107	3,305

Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(3,629)	(4,686)
Proceeds from maturities and sales of marketable securities and other investments	2,532	4,653
Acquisitions, net of cash acquired	(700)	(2,290)
Capital expenditures	(195)	(183)
Proceeds from sale of property	153	2

Net cash used for investing activities	(1,839)	(2,504)

Cash Flows From Financing Activities:
Payments for repurchases of common stock	(1,520)	(2,933)
Proceeds from issuance of common stock	1,047	684
Payments of debt	(1,362)	(175)
Excess tax benefits from stock-based compensation	403	204
Distributions to minority interests	(49)	(46)

Net cash used for financing activities	(1,481)	(2,266)

Effect of exchange rate changes on cash and cash equivalents	404	56

Net increase (decrease) in cash and cash equivalents	2,191	(1,409)

Cash and cash equivalents at beginning of period	6,218	6,659

Cash and cash equivalents at end of period	$8,409	$5,250

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
FREE CASH FLOW — TRAILING 4-QUARTERS (1)
($ in millions)

	Fiscal 2007				Fiscal 2008
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$4,706	$4,651	$4,984	$5,520	$6,598	$6,957	$7,322

Capital Expenditures (2)	(233)	(256)	(258)	(319)	(357)	(369)	(331)

Free Cash Flow	$4,473	$4,395	$4,726	$5,201	$6,241	$6,588	$6,991

% Growth over prior year	32%	32%	29%	21%	40%	50%	48%

GAAP Net Income	$3,532	$3,702	$3,970	$4,274	$4,444	$4,781	$5,088

Free Cash Flow as a % of Net Income	127%	119%	119%	122%	140%	138%	137%

(1)	To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

(2)	Represents capital expenditures as reported in cash flows from investing activities on our cash flow statements presented in accordance with GAAP.

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL ANALYSIS OF GAAP REVENUES AND HEADCOUNT (1)
(in millions, except headcount data)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

REVENUES
New software licenses	$804	$1,207	$1,390	$2,481	$5,882	$1,087	$1,668	$1,616		$4,371
Software license updates and product support	1,941	2,007	2,108	2,272	8,329	2,383	2,491	2,624		7,497

Software Revenues	2,745	3,214	3,498	4,753	14,211	3,470	4,159	4,240		11,868

Consulting	640	716	694	819	2,869	801	877	843		2,520
On Demand	125	140	142	151	557	158	167	174		500
Education	81	93	80	105	359	100	110	92		303

Services Revenues	846	949	916	1,075	3,785	1,059	1,154	1,109		3,323

Total Revenues	$3,591	$4,163	$4,414	$5,828	$17,996	$4,529	$5,313	$5,349		$15,191

AS REPORTED REVENUE GROWTH RATES
New software licenses	28%	14%	27%	17%	20%	35%	38%	16%		29%
Software license updates and product support	29%	29%	24%	21%	25%	23%	24%	25%		24%
Software Revenues	29%	23%	25%	19%	23%	26%	29%	21%		25%

Consulting	33%	42%	38%	30%	35%	25%	23%	21%		23%
On Demand	49%	61%	48%	16%	40%	27%	20%	23%		23%
Education	13%	14%	8%	10%	11%	24%	17%	16%		19%
Services Revenues	33%	41%	36%	26%	33%	25%	22%	21%		23%

Total Revenues	30%	26%	27%	20%	25%	26%	28%	21%		25%

CONSTANT CURRENCY GROWTH RATES
New software licenses	26%	10%	23%	13%	17%	32%	31%	9%		22%
Software license updates and product support	27%	25%	20%	17%	22%	19%	18%	18%		18%
Software Revenues	27%	19%	21%	15%	20%	23%	23%	15%		20%

Consulting	31%	37%	34%	24%	31%	20%	15%	14%		16%
On Demand	47%	56%	43%	12%	37%	23%	15%	17%		18%
Education	11%	11%	4%	6%	8%	20%	10%	9%		13%
Services Revenues	31%	36%	32%	20%	29%	21%	15%	14%		16%

Total Revenues	28%	23%	23%	16%	22%	22%	21%	15%		19%

GEOGRAPHIC REVENUES

REVENUES
Americas	$1,956	$2,170	$2,315	$3,018	$9,460	$2,375	$2,674	$2,707		$7,756
Europe, Middle East & Africa	1,140	1,422	1,484	1,992	6,037	1,530	1,865	1,871		5,265
Asia Pacific	495	571	615	818	2,499	624	774	771		2,170

Total Revenues	$3,591	$4,163	$4,414	$5,828	$17,996	$4,529	$5,313	$5,349		$15,191

HEADCOUNT (2)

GEOGRAPHIC AREA
Americas	26,798	27,444	27,873	29,830		30,455	30,654	30,624
Europe, Middle East & Africa	14,199	14,640	14,758	15,680		15,985	16,140	16,383
Asia Pacific	24,129	26,350	27,850	29,164		31,212	32,855	33,212

Total Company	65,126	68,434	70,481	74,674		77,652	79,649	80,219

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	Headcount has increased primarily due to our acquisitions.

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL TOTAL SOFTWARE PRODUCT REVENUE ANALYSIS (1)
($ in millions)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

APPLICATIONS REVENUES

New software licenses	$228	$340	$423	$726	$1,716	$376	$553	$451		$1,380
Software license updates and product support	703	728	769	832	3,032	886	929	974		2,789

Software Revenues	$931	$1,068	$1,192	$1,558	$4,748	$1,262	$1,482	$1,425		$4,169

AS REPORTED GROWTH RATES
New software licenses	80%	28%	57%	13%	32%	65%	63%	7%		39%
Software license updates and product support	51%	45%	27%	23%	35%	26%	28%	27%		27%
Software Revenues	57%	39%	36%	18%	34%	36%	39%	20%		31%

CONSTANT CURRENCY GROWTH RATES
New software licenses	78%	25%	52%	10%	29%	61%	56%	2%		34%
Software license updates and product support	49%	41%	23%	19%	32%	22%	21%	20%		21%
Software Revenues	55%	35%	32%	15%	31%	32%	32%	14%		25%

DATABASE & MIDDLEWARE REVENUES

New software licenses	$576	$867	$967	$1,755	$4,166	$711	$1,115	$1,165		$2,991
Software license updates and product support	1,238	1,279	1,339	1,440	5,297	1,497	1,562	1,650		4,708

Software Revenues	$1,814	$2,146	$2,306	$3,195	$9,463	$2,208	$2,677	$2,815		$7,699

AS REPORTED GROWTH RATES
New software licenses	15%	9%	17%	18%	16%	23%	29%	20%		24%
Software license updates and product support	19%	21%	22%	20%	21%	21%	22%	23%		22%
Software Revenues	18%	16%	20%	19%	18%	22%	25%	22%		23%

CONSTANT CURRENCY GROWTH RATES
New software licenses	13%	5%	13%	15%	12%	20%	22%	13%		18%
Software license updates and product support	18%	18%	19%	17%	18%	17%	16%	17%		17%
Software Revenues	16%	13%	16%	16%	15%	18%	18%	15%		17%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
SUPPLEMENTAL GEOGRAPHIC NEW SOFTWARE LICENSE REVENUE ANALYSIS (1) (2)
($ in millions)

	Fiscal 2007					Fiscal 2008
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

AMERICAS

Database & Middleware	$232	$333	$383	$795	$1,743	$286	$438	$476		$1,200
Applications	126	195	250	415	986	199	306	252		757

New Software License Revenues	$358	$528	$633	$1,210	$2,729	$485	$744	$728		$1,957

AS REPORTED GROWTH RATES
Database & Middleware	19%	2%	15%	20%	15%	23%	32%	24%		27%
Applications	69%	19%	69%	5%	26%	58%	57%	1%		33%
New Software License Revenues	33%	8%	31%	14%	19%	35%	41%	15%		29%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	18%	2%	15%	19%	14%	22%	29%	21%		24%
Applications	69%	19%	69%	4%	26%	57%	54%	(1%)		31%
New Software License Revenues	32%	7%	31%	13%	18%	34%	38%	12%		26%

EUROPE / MIDDLE EAST / AFRICA

Database & Middleware	$184	$341	$363	$619	$1,507	$253	$420	$446		$1,119
Applications	69	101	124	224	518	123	174	141		438

New Software License Revenues	$253	$442	$487	$843	$2,025	$376	$594	$587		$1,557

AS REPORTED GROWTH RATES
Database & Middleware	12%	21%	15%	20%	18%	38%	23%	23%		26%
Applications	83%	35%	29%	42%	42%	77%	72%	14%		49%
New Software License Revenues	25%	24%	18%	25%	23%	49%	34%	21%		32%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	8%	11%	6%	12%	10%	30%	12%	11%		16%
Applications	78%	25%	19%	34%	33%	69%	58%	6%		39%
New Software License Revenues	21%	14%	9%	18%	15%	41%	23%	10%		21%

ASIA PACIFIC

Database & Middleware	$149	$185	$213	$322	$869	$155	$244	$231		$630
Applications	33	44	49	87	212	54	73	58		185

New Software License Revenues	$182	$229	$262	$409	$1,081	$209	$317	$289		$815

AS REPORTED GROWTH RATES
Database & Middleware	12%	5%	26%	10%	13%	4%	32%	8%		15%
Applications	126%	58%	89%	(1%)	36%	67%	66%	18%		47%
New Software License Revenues	23%	12%	34%	8%	17%	15%	39%	10%		21%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	13%	2%	24%	7%	11%	1%	26%	0%		9%
Applications	124%	53%	83%	(4%)	33%	60%	57%	5%		37%
New Software License Revenues	24%	9%	32%	5%	15%	12%	32%	1%		14%

TOTAL COMPANY

Database & Middleware	$565	$859	$959	$1,736	$4,119	$694	$1,102	$1,153		$2,949
Applications	228	340	423	726	1,716	376	553	451		1,380

New Software License Revenues	$793	$1,199	$1,382	$2,462	$5,835	$1,070	$1,655	$1,604		$4,329

AS REPORTED GROWTH RATES
Database & Middleware	15%	9%	17%	18%	15%	23%	28%	20%		24%
Applications	80%	28%	57%	13%	32%	65%	63%	7%		39%
New Software License Revenues	28%	14%	27%	17%	20%	35%	38%	16%		28%

CONSTANT CURRENCY GROWTH RATES
Database & Middleware	13%	5%	13%	14%	12%	19%	21%	12%		17%
Applications	78%	25%	52%	10%	29%	61%	56%	2%		34%
New Software License Revenues	27%	10%	23%	13%	16%	31%	31%	9%		22%

(1)	The sum of the quarterly financial information may vary from year-to-date financial information due to rounding.

(2)	New Software License Revenues presented exclude documentation and miscellaneous revenues.

APPENDIX A
ORACLE CORPORATION
Q3 FISCAL 2008 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES
To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the table, which exclude certain business combination accounting entries and expenses related to acquisitions as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
• Support deferred revenue : Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one-year period subsequent to our acquisitions do not reflect the full amount of software license updates and product support revenues on assumed support contracts that would have otherwise been recorded by the acquired entities. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
• Stock-based compensation expenses : We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
• Amortization of intangible assets expenses : We have excluded the effect of amortization of intangibles from our non-GAAP operating expenses and net income. Amortization of intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.
• Acquisition related and other expenses, and restructuring expenses : We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we would not have otherwise incurred in the periods presented. Acquisition related and other expenses primarily consist of in-process research and development expenses, integration related professional services, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), personnel related expenses for transitional employees, certain business combination contingency adjustments after the purchase price allocation period has ended, and certain other operating expenses or income. Stock-based compensation expenses included in acquisition related and other expenses primarily resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the terms of those options. Restructuring expenses consist of Oracle employee severance and other exit costs. We believe it is useful for investors to understand the effect of these items on our total operating expenses. Although acquisition related expenses and restructuring expenses are not recurring with respect to past acquisitions, we will incur these expenses in connection with future acquisitions.
For the three and nine months ended February 29, 2008, acquisition related and other expenses include a gain on property sale of $57 million. For the nine months ended February 28, 2007, acquisition related and other expenses included a $52 million benefit related to the settlement of a lawsuit filed against PeopleSoft, Inc. on behalf of the U.S. government. This lawsuit was filed in October 2003, prior to our acquisition of PeopleSoft and represented a pre-acquisition contingency that we identified and assumed in connection with our acquisition of PeopleSoft. In October 2006, we agreed to pay the U.S. government $98 million to settle this lawsuit. Business combination accounting standards require that after the end of the purchase price allocation period, any adjustment that results from a pre-acquisition contingency should be included as an element of net income in the period of settlement, versus an adjustment to the original purchase price allocation. Since the purchase price allocation period for PeopleSoft ended in the third quarter of fiscal 2006, the favorable difference of $52 million between the estimated exposure recorded for this lawsuit during the purchase price allocation period and the actual settlement amount has been included in our consolidated statement of operations for the nine months ended February 28, 2007 as a component of acquisition related and other expenses.